                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                           FOREST OIL CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             FOREST OIL CORPORATION
                           1600 BROADWAY, SUITE 2200
                                DENVER, CO 80202

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 9, 2001

                            ------------------------

To the Shareholders of
  FOREST OIL CORPORATION:

    As a shareholder of Forest Oil Corporation, a New York corporation (the "Company"), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at 1600 Broadway, Suite 590, Denver, Colorado, on Wednesday, May 9, 2001, at 10:00 a.m., M.D.T., for the following purposes:

    1.  To elect three (3) Class I directors.

    2.  To approve the Company's 2001 Stock Incentive Plan;

    3. To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

    4. To transact such other business as may be properly brought before the meeting and any adjournments thereof.

    Shareholders of the Company of record at the close of business on March 20, 2001 are entitled to vote at the meeting and all adjournments thereof.

    A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY MUST BE REPRESENTED AT THE MEETING TO CONSTITUTE A QUORUM. THEREFORE, ALL SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING OR TO BE REPRESENTED BY PROXY. IF A QUORUM IS NOT PRESENT AT THE MEETING, A VOTE FOR ADJOURNMENT WILL BE TAKEN AMONG THE SHAREHOLDERS PRESENT OR REPRESENTED BY PROXY. IF A MAJORITY OF THE SHAREHOLDERS PRESENT OR REPRESENTED BY PROXY VOTE FOR ADJOURNMENT, IT IS THE COMPANY'S INTENTION TO ADJOURN THE MEETING UNTIL A LATER DATE AND TO VOTE PROXIES RECEIVED AT SUCH ADJOURNED MEETING(S).

    SHAREHOLDERS OF RECORD CAN VOTE THEIR SHARES USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                          By order of the Board of Directors

                                          /s/ Newton W. Wilson, III

                                          NEWTON W. WILSON, III
                                          CORPORATE SECRETARY

March 30, 2001

                                PROXY STATEMENT
                                       OF
                             FOREST OIL CORPORATION
                           1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202

                                                                  March 30, 2001

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Forest Oil Corporation ("Forest" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 9, 2001, at 1600 Broadway, Suite 590, Denver, Colorado, at 10:00 a.m., M.D.T., and at any adjournment thereof. Each holder of record at the close of business on March 20, 2001 of shares of the Company's Common Stock, Par Value $.10 Per Share (the "Common Stock"), will be entitled to one vote for each share so held. As of February 28, 2001, there were 48,480,706 shares of Common Stock issued and outstanding. The Company will reimburse brokers, custodians and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock. The costs of the solicitation will be borne by the Company.

    Shares may be voted over the Internet, by telephone or by completing and returning the enclosed proxy card. Shares represented by properly executed proxies received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated. Unless contrary instructions are given, the persons named on the proxy intend to vote the shares so represented for
(i) election of the nominees for directors, (ii) approval of the Company's 2001 Stock Incentive Plan, and (iii) ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. As to any other business which may properly come before the meeting, the persons named on the proxy will vote according to their judgment. The proxy may be revoked prior to the meeting by written notice to the Secretary of the Company at 1600 Broadway, Suite 2200, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Annual Meeting at any time prior to being voted. This Proxy Statement and the Proxy Card enclosed herewith are expected to be first sent to shareholders of the Company on or about March 30, 2001.

    If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

    Under the laws of New York, the Company's state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered "votes cast" based on the Company's understanding of state law and New York Stock Exchange (the "NYSE") requirements. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Company's By-Laws currently provide that the Board of Directors shall be divided into three classes whose terms of office expire at different times in annual succession. The Company's By-Laws allow the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than fifteen. Currently the number of directors is twelve. Effective as of the date of the 2001 Annual Meeting, the Board decreased the number of directors to eleven.

    Each class of directors is elected for a term expiring at the Annual Meeting to be held three years after the date of their election. The Class II directors with the exception of Forrest E. Hoglund were elected at the 2000 Annual Meeting for a term of only two years because the Company reclassified its Board of Directors at the 2000 Annual Meeting. The Class III directors with the exception of Stephen A. Kaplan were elected at the 2000 Annual Meeting for a term of three years. Forrest E. Hoglund and Stephen A. Kaplan, former directors of Forcenergy Inc, were appointed as directors of the Company on December 7, 2000 in connection with the Company's merger with Forcenergy Inc.

    A majority of the votes represented at the Annual Meeting by shares of Common Stock entitled to vote is required to elect a director.

    The persons named as proxies in the enclosed proxy, who have been so designated by the Board of Directors, intend to vote FOR the election of the Class I Nominees referred to below as directors unless otherwise instructed in the proxy.

    Certain information concerning such nominees, as well as the other current directors, is set forth below:

                                                                PRINCIPAL OCCUPATION,
                                     AGE AND                   POSITIONS WITH COMPANY
                                 YEARS OF SERVICE              AND BUSINESS EXPERIENCE             DIRECTOR
NAME                               WITH COMPANY                DURING LAST FIVE YEARS               SINCE
----                             ----------------   ---------------------------------------------  --------
CLASS I NOMINEES--TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2004

Philip F. Anschutz                 61 - 6           Director and Chairman of the Board of The        1995
                                                     Anschutz Corporation ("TAC") and Anschutz
                                                     Company, the corporate parent of TAC, for
                                                     more than the last five years, and President
                                                     of TAC and Anschutz Company until December
                                                     1996. Director and Chairman of the Board of
                                                     Qwest Communications International Inc.
                                                     since February 1997, and Director and
                                                     Chairman of the Board of Directors of Qwest
                                                     Communications Corporation from November
                                                     1993 until September 1997. Director and Vice
                                                     Chairman of Union Pacific Corporation since
                                                     September 1996. Director and Non-Executive
                                                     Chairman of Southern Pacific Rail
                                                     Corporation ("SPRC") from 1993 to September
                                                     1996. Chairman of the Executive Committee
                                                     and member of the Nominating Committee.

Dod A. Fraser                      50 - 1           Consultant. Former Managing Director and         2000
                                                     Group Executive of the global oil and gas
                                                     group of Chase Securities, Inc., a
                                                     subsidiary of The Chase Manhattan Bank, from
                                                     August 1995 to January 2000. Consultant to
                                                     Expeditionary Learning Outward Bound since
                                                     October 2000. Chairman of the Audit
                                                     Committee.

                                                                PRINCIPAL OCCUPATION,
                                     AGE AND                   POSITIONS WITH COMPANY
                                 YEARS OF SERVICE              AND BUSINESS EXPERIENCE             DIRECTOR
NAME                               WITH COMPANY                DURING LAST FIVE YEARS               SINCE
----                             ----------------   ---------------------------------------------  --------
Michael B. Yanney                  67 - 9           Chairman of the Board and Chief Executive        1992
                                                     Officer of the America First Companies,
                                                     L.L.C. since 1984. Director of Burlington
                                                     Northern Santa Fe Corporation, Level (3)
                                                     Communications, Inc. and RCN Corporation.
                                                     Chairman of the Compensation Committee.
                                                     Member of the Nominating Committee.

CLASS II DIRECTORS--TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2002

Cortlandt S. Dietler               79 - 4           Chairman of TransMontaigne Inc. since April      1996
                                                     1995. Chief Executive Officer of
                                                     TransMontaigne Inc. from April 1995 to
                                                     October 1999. Director of Hallador Petroleum
                                                     Corporation, Key Production Company, Inc.
                                                     and Carbon Energy Corporation.

Forrest E. Hoglund                 67 - 0           President of Hoglund Interests since             2000
                                                     September 1999. Chairman of the Board,
                                                     President and Chief Executive Officer of EOG
                                                     Resources, Inc. from September 1987 to
                                                     August 1999. Member of the Compensation
                                                     Committee.

James H. Lee                       52 - 10          Managing General Partner, Lee, Hite & Wisda      1991
                                                     Ltd., a private oil and gas consulting firm
                                                     since 1984. Director of Frontier Oil
                                                     Corporation. Member of the Executive
                                                     Committee.

Craig D. Slater                    43 - 6           President of Anschutz Investment Company         1995
                                                     since August 1997. Executive Vice President
                                                     of TAC since May 1999 and of Anschutz
                                                     Company since April 1999. Vice President of
                                                     Acquisitions and Investments of both TAC and
                                                     Anschutz Company from August 1995 until May
                                                     and April, 1999, respectively. Corporate
                                                     Secretary of TAC and Anschutz Company from
                                                     1991 to 1996. Director of Qwest
                                                     Communications International Inc. since
                                                     February 1997 and Director of Qwest
                                                     Communications Corporation since November
                                                     1996. Member of the Executive Committee and
                                                     the Compensation Committee.

CLASS III DIRECTORS--TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2003

Robert S. Boswell                  51 - 15          Chairman of the Board of the Company since       1985
                                                     March 2000. Chief Executive Officer of the
                                                     Company since December 1995. President of
                                                     the Company from November 1993 to March
                                                     2000. Chief Financial Officer of the Company
                                                     until December 1995. Director of C.E.
                                                     Franklin Ltd. Member of the Executive
                                                     Committee and Chairman of the Nominating
                                                     Committee.

                                                                PRINCIPAL OCCUPATION,
                                     AGE AND                   POSITIONS WITH COMPANY
                                 YEARS OF SERVICE              AND BUSINESS EXPERIENCE             DIRECTOR
NAME                               WITH COMPANY                DURING LAST FIVE YEARS               SINCE
----                             ----------------   ---------------------------------------------  --------
William L. Britton                 66 - 5           Partner in the law firm of Bennett Jones LLP     1996
                                                     since 1981. Director of Akita Drilling Ltd.,
                                                     ATCO Ltd., ATCO Gas, Canadian Utilities
                                                     Limited, CanUtilities Holdings Ltd. and ATCO
                                                     Pipelines. Member of the Audit Committee.

Cannon Y. Harvey                   60 - 2           Director, President and Chief Operating          1999
                                                     Officer of TAC and Anschutz Company since
                                                     December 1996. Executive Vice
                                                     President-Finance and Law of SPRC from
                                                     February 1995 until September 1996. Director
                                                     of Qwest Communications International Inc.
                                                     since February 1997.

Stephen A. Kaplan                  42 - 0           Principal of Oaktree Capital Management, LLC     2000
                                                     since June 1995. Portfolio Manager of OCM
                                                     Principal Opportunities Fund, L.P. since
                                                     July 1996. Director of Acorn Products, Inc.,
                                                     Biopure Corporation, Collagenex
                                                     Pharmaceuticals, Inc. and KinderCare
                                                     Learning Centers, Inc. Member of the Audit
                                                     Committee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

REVERSE STOCK SPLIT

    On December 7, 2000, Forest effected a 1-for-2 reverse stock split. Unless otherwise indicated, all share and per share amounts included herein have been adjusted to give effect to the 1-for-2 reverse stock split.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows, as of February 28, 2001, the number of shares of the Company's Common Stock beneficially owned by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons has sole voting power and sole investment power with respect to the shares beneficially owned by such person.

                                                                    COMMON STOCK(1)
                                                              ---------------------------
NAME OF INDIVIDUAL OR                                         NUMBER OF         PERCENT
NUMBER IN GROUP                                                 SHARES        OF CLASS(2)
---------------------                                         ----------      -----------
Philip F. Anschutz..........................................  15,755,755 (3)     32.5%
Robert S. Boswell...........................................     296,090 (4)        *
William L. Britton..........................................       2,720            *
Cortlandt S. Dietler........................................       2,970            *
Forest D. Dorn..............................................      85,903 (5)        *
Dod A. Fraser...............................................       2,950            *
Cannon Y. Harvey............................................       2,988 (6)        *
Forrest E. Hoglund..........................................       5,000            *
Stephen A. Kaplan...........................................         -0- (7)        *
David H. Keyte..............................................     133,071 (8)        *
James W. Knell..............................................      36,663 (9)        *
James H. Lee................................................       6,185            *
J.J. Simmons, III...........................................       1,532            *
Craig D. Slater.............................................       5,387 (6)        *
Neal A. Stanley.............................................      60,565 (10)       *
Michael B. Yanney...........................................       2,637 (11)       *
All directors and executive officers as a group (24 persons,
  including the 16 named above).............................  16,842,977 (12)    34.7

------------------------
* The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1) Amounts reported also include shares held for the benefit of certain directors and executive officers by the trustee of the Company's Retirement Savings Plan Trust as of December 31, 2000.

(2) Based on the number of shares outstanding as of February 28, 2001.

(3) Includes 15,231,402 shares owned of record by The Anschutz Corporation and certain of its subsidiaries, of which Mr. Anschutz is the Chairman of the Board and a Director, 2,137 shares owned of record by Mr. Anschutz and 522,216 shares that The Anschutz Corporation and certain of its subsidiaries have an immediate right to acquire upon conversion of warrants.
    Mr. Anschutz shares voting and investment power with Anschutz Company and The Anschutz Corporation. Mr. Anschutz is 100% owner of Anschutz Company, which is 100% owner of The Anschutz Corporation. Mr. Anschutz is deemed to beneficially own such shares based on his affiliation with The Anschutz Corporation.

(4) Includes 225,000 shares that Robert S. Boswell has the vested right to purchase pursuant to options granted under the Stock Incentive Plan, 50,000 shares that Robert S. Boswell has the vested right to purchase pursuant to options granted outside of the Stock Incentive Plan, and 11,300 shares (net of shares surrendered for tax withholding) of restricted stock awarded outside of the Stock Incentive

    Plan, 8,067 shares of which are not vested. Does not include 22 shares held by Robert S. Boswell's wife or 1,383 shares held by his children, of which shares Mr. Boswell disclaims beneficial ownership.

(5) Includes 77,000 shares that Forest D. Dorn has the vested right to purchase pursuant to options granted under the Stock Incentive Plan, and 822 shares (net of shares surrendered for tax withholding) of restricted stock also awarded under the Stock Incentive Plan. Does not include 16 shares held of record by Forest D. Dorn as custodian for the benefit of one of his minor children, of which shares Mr. Dorn disclaims beneficial ownership.

(6) Does not include 15,231,402 shares owned of record by The Anschutz Corporation and certain of its subsidiaries or 522,216 shares that The Anschutz Corporation and certain of its subsidiaries have an immediate right to acquire upon conversion of warrants. Mr. Harvey and Mr. Slater are both officers of The Anschutz Corporation.

(7) Does not include 4,166,474 shares owned of record by funds managed by Oaktree Capital Management, LLC or 405,216 shares that such funds managed by Oaktree Capital Management LLC have an immediate right to acquire upon conversion of warrants. Mr. Kaplan is a principal of Oaktree Capital Management, LLC and disclaims beneficial ownership of the shares held by the funds and accounts that Oaktree manages, except to the extent of any direct or indirect pecuniary interest therein.

(8) Includes 125,250 shares that David H. Keyte has the vested right to purchase pursuant to options granted under the Stock Incentive Plan and 5,637 shares of restricted stock (net of shares surrendered for tax withholding) also awarded under the Stock Incentive Plan. Does not include 1,800 shares held by trusts for his children, of which shares Mr. Keyte disclaims beneficial ownership.

(9) Includes 35,000 shares that James W. Knell has the vested right to purchase pursuant to options granted under the Stock Incentive Plan, and 1,260 shares of restricted stock (net of shares surrendered for tax withholding) also awarded under the Stock Incentive Plan.

(10) Includes 58,000 shares that Neal A. Stanley has the vested right to purchase pursuant to options granted under the Stock Incentive Plan, and 616 shares of restricted stock (net of shares surrendered for tax withholding) also awarded under the Stock Incentive Plan.

(11) Does not include 1,700 shares held by Michael B. Yanney's wife in her retirement savings trust, or 1,500 shares held by Torrey Lake Charitable Remainder Trust, of which shares Mr. Yanney disclaims beneficial ownership.

(12) Includes 118,900 shares that eight executive officers not named in the table have the vested right to purchase pursuant to options granted under the Stock Incentive Plan, 316,877 shares that certain of these executive officers have the vested right to purchase pursuant to options granted under the Forcenergy 1999 Stock Plan and 2,259 shares of restricted stock (net of shares surrendered for tax withholding) awarded to certain of these executive officers under the Stock Incentive Plan.

BOARD OF DIRECTORS AND COMMITTEES

    During 2000, the Board of Directors met on eight occasions. The Board of Directors has appointed four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. Only two members of each committee are necessary to constitute a quorum. During 2000, the Executive Committee met formally two times and acted by written consent one time. The Executive Committee meets informally on a monthly basis. Robert S. Boswell, James H. Lee and Craig D. Slater were the members of the Executive Committee during 2000.

    The Compensation Committee determines executive compensation, including the selection of individual employees to be granted awards from among those eligible under the Stock Incentive Plan, establishes the amount of such awards, and reports its actions to the Board of Directors. The Compensation Committee met formally three times and acted by written consent three times during 2000. During 2000, the members of the Compensation Committee were Michael B. Yanney, Cortlandt S. Dietler and Craig D. Slater.

    A Report of the Compensation and Executive Committees regarding Executive Compensation is set forth below.

    The Audit Committee oversees and monitors the Company's independent audit process and discharges its duties, responsibilities and functions according to a plan designed to provide assurance to the Board of Directors that the resources allocated to that process are adequate and utilized effectively. The Audit Committee functions in accordance with its Audit Committee charter which is attached as Appendix A to this Proxy Statement. It is charged with the responsibility for reviewing all related party transactions for potential conflicts of interest. The Audit Committee met three times and did not act by written consent during 2000. During 2000, the members of the Audit Committee were James H. Lee, William L. Britton and Dod A. Fraser

    A Report of the Audit Committee is set forth below.

    The Nominating Committee is responsible for, among other things, review of qualifications and recommendations for replacement and/or additional nominees to the Board of Directors, and recommendation to the Board of policies regarding directors. The Nominating Committee will not consider nominees recommended by security holders, and has not established any procedures for such recommendations. The Nominating Committee acted by written consent one time during 2000. During 2000, the members of the Nominating Committee were Robert S. Boswell, Philip F. Anschutz and Michael B. Yanney.

    During 2000, each director of the Company, except for J.J. Simmons, III, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Michael B. Yanney, Forest E. Hoglund and Craig D. Slater. The Executive Committee members are Philip F. Anschutz, Robert S. Boswell, James H. Lee and Craig D. Slater. Robert S. Boswell is Chairman of the Board and Chief Executive Officer. During 2000 there were no compensation committee interlocks between the Company and any other entity. For a description of transactions with Robert S. Boswell, see "Transactions with Management and Others--Executive Severance Agreements".

DIRECTOR COMPENSATION

    During 2000, each director who was not an employee of the Company was compensated for services at the rate of $20,000 annually and, in addition was paid a fee of $2,500 for attendance in person at each meeting or series of meetings of the Board of Directors. The Company's existing Stock Incentive Plan provides for, among other things, the payment of a portion of director's fees in stock. Half of the $20,000 annual amount was paid at the 2000 Annual Meeting of the shareholders of the Company in shares of Common Stock, determined by dividing $10,000 by the average of the fair market value of a share of Common Stock on the 20 consecutive trading days immediately preceding the date that is three trading days prior to the date of such meeting. Effective as of May 9, 2001, each director who is not an employee of the Company will be compensated for services at the rate of $30,000 annually and will not be paid for attendance at meetings. The $30,000 will be paid in cash. If approved by the shareholders, the 2001 Stock Incentive Plan will provide for, among other things, each non-employee director to receive a grant of 5,000 immediately exercisable stock options on the date such non-employee director is initially elected to the Board and on the date of the annual meeting of shareholders provided, however, that no director shall receive more than one grant per year.

    All directors, whether employees or not, are reimbursed for all costs incurred by them in their capacities as directors, including the costs of attending directors' meetings and committee meetings. The non-employee directors and the amounts and shares of Common Stock each received during 2000 as directors were: Philip F. Anschutz received $30,000, $10,000 of which was paid in the form of 450 shares for his services as a director. William L. Britton received $27,500, $10,000 of which was paid in the form of 450 shares for his services as a director. Cortlandt S. Dietler received $30,000, $10,000 of which was paid in the form of 450 shares for his services as a director. Dod A. Fraser received $27,500, $10,000 of which was paid in the form of 450 shares for his services as a director. Cannon Y. Harvey received $30,000, $10,000 of which was paid in the form of 450 shares for his services as a director. James H. Lee received $27,500, $10,000 of which was paid in the form of 450 shares for his services as a director. J. J. Simmons, III received $25,000, $10,000 of which was paid in the form of 450 shares for his services as a director. Craig D. Slater received $30,000, $10,000 of which was paid in the form of 450 shares for his services as a director. Michael B. Yanney received $30,000, $10,000 of which was paid in the form of 450 shares for his services as a director. The payment of fees to directors for attendance at committee meetings was discontinued in February 1996, except that Mr. Lee receives $50,000 per year for his service on the Executive Committee, approximately $10,400 of which was paid in the form of 342 shares in 2000. Mr. Lee's service consists of attendance at monthly meetings and his reviews of certain oil and gas exploration and development prospects.

EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"), based on salary and bonus earned in 2000.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                 LONG TERM COMPENSATION AWARDS
                                         -------------------------------------   ----------------------------------------
                                                                  OTHER ANNUAL    RESTRICTED    SECURITIES    ALL OTHER
                                                                  COMPENSATION   STOCK AWARDS   UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)   BONUS ($)      ($)(1)         ($)(2)      OPTIONS(#)      ($)(3)
---------------------------   --------   ----------   ---------   ------------   ------------   ----------   ------------
Robert S. Boswell ..........    2000      $395,001    $450,000         -0-              -0-      150,000        $22,237
  Chairman of the Board and     1999       350,004     200,000         -0-         $200,000      225,000         19,835
  Chief Executive Officer       1998       350,004         -0-         -0-              -0-          -0-         20,047
David H. Keyte .............
  Executive Vice President      2000       255,003     300,000         -0-              -0-       75,000         12,750
  and Chief Financial           1999       225,000     100,000         -0-          100,000      107,500         11,250
  Officer                       1998       225,000         -0-         -0-              -0-          -0-         11,250
Forest D. Dorn .............    2000       196,089     160,000         -0-              -0-       45,000         10,992
  Senior Vice President--       1999       182,250      20,000         -0-           20,000       42,500         10,221
  Gulf Coast Region             1998       180,000         -0-         -0-              -0-          -0-         10,154
James W. Knell--(4) ........
  Senior Vice President--       2000       183,645     160,000         -0-              -0-       45,000          9,182
  Gulf Coast Region             1999       167,475      30,000         -0-           30,000       37,500          8,333
Neal A. Stanley ............    2000       183,015     120,000         -0-              -0-       45,000          9,151
  Senior Vice President--       1999       170,100      15,000         -0-           15,000       42,500          8,505
  Western Region                1998       168,000         -0-         -0-              -0-          -0-          8,400

------------------------

(1) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the Named Executive Officers.

(2) In 1999, the following Named Executive Officers received conditional grants of restricted stock in the following respective share amounts: Robert S. Boswell 13,445 and David H. Keyte 6,722. The grants are subject to forfeiture restrictions which lapse 20% annually beginning January 1, 2000 through January 1, 2004.

(3) The 2000 totals include (i) the Company's matching contribution to the Retirement Savings Plan in the following amounts: Robert S. Boswell $8,500, David H. Keyte $5,833; Forest D. Dorn $8,500; James W. Knell $4,375; Neal A. Stanley $5,250 and (ii) the Company's matching contribution pursuant to deferred compensation agreements in the following amounts: Robert S. Boswell $11,250; David H. Keyte $6,917; Forest D. Dorn $1,304; James W. Knell $4,807, Neal A. Stanley $3,901. The 2000 totals also include the following amounts attributable to the term life portion of premiums paid by the Company pursuant to a split dollar insurance arrangement: Robert S. Boswell $2,487 and Forest D. Dorn $1,188. The remainder of the premium is not included and does not benefit the Named Executive Officers, because the Company has the right to the cash surrender value of the policy.

(4) James W. Knell became an officer of the Company on May 12, 1999.

STOCK OPTION GRANTS DURING 2000

    The following table provides details regarding stock options granted to the Named Executive Officers in 2000. In addition, in accordance with rules of the Securities and Exchange Commission (the "SEC"), there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full term of the option. The Company does not have any outstanding SARs.

                          STOCK OPTION GRANTS IN 2000

                                              INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                       ----------------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                         NUMBER OF                                                         RATES OF STOCK PRICE
                        SECURITIES       % OF TOTAL                                       APPRECIATION FOR OPTION
                        UNDERLYING     OPTIONS GRANTED                                            TERM(3)
                          OPTIONS       TO EMPLOYEES      EXERCISE                        -----------------------
NAME                   GRANTED(#)(1)     IN 2000(2)      PRICE($/SH)   EXPIRATION DATE      5%($)        10%($)
----                   -------------   ---------------   -----------   ----------------   ----------   ----------
Robert S. Boswell....     150,000           10.3%          $29.75      December 7, 2010   $2,806,442   $7,112,076
David H. Keyte.......      75,000            5.1            29.75      December 7, 2010    1,403,221    3,556,038
Forest D. Dorn.......      45,000            3.1            29.75      December 7, 2010      841,933    2,133,623
James W. Knell.......      45,000            3.1            29.75      December 7, 2010      841,933    2,133,623
Neal A. Stanley......      45,000            3.1            29.75      December 7, 2010      841,933    2,133,623

------------------------

(1) The options are subject to a four-year vesting schedule with 20% being exercisable at date of grant. An additional 20% becomes exercisable on each succeeding anniversary of the date of grant.

(2) The percentage for each year is the amount granted to each of the Named Executive Officers as a percent of the total of each issuance granted to all employees.

(3) These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved. These numbers do not take into account provisions of the options providing for termination of the option following termination of employment, non-transferability or vesting.

YEAR-END STOCK OPTION VALUES

    The following table shows options exercised and value realized, and the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2000 and their values at such date.

            OUTSTANDING STOCK OPTION VALUES AS OF DECEMBER 31, 2000

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING             VALUE OF UNEXERCISED IN-
                                     SHARES                   UNEXERCISED OPTIONS AT               THE-MONEY
                                   ACQUIRED ON    VALUE             12/31/00(#)             OPTIONS AT 12/31/00($)
                                    EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                                   (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   --------   -----------   -------------   -----------   -------------
Robert S. Boswell................        -0-         -0-      245,000        255,000      $3,424,375      $3,594,375
David H. Keyte...................     10,000     151,250      110,250        124,500       1,468,594       1,746,563
Forest D. Dorn...................     12,000     258,312       71,000         65,500         630,375         786,563
James W. Knell...................      9,000     138,250       32,000         54,500         212,250         584,813
Neal A. Stanley..................        -0-         -0-       52,000         65,500         558,750         786,563

STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the five years ended December 31, 2000 with the cumulative return on the S & P 500 Index and the Dow Jones Oil-Secondary Index. The Company believes that the Dow Jones Oil-Secondary Index is meaningful because it is an independent, objective view of the performance of other similarly sized energy companies. The graph assumes that $100 was invested in each category on the last trading day of 1995 and that dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG FOREST OIL CORPORATION, THE S & P 500 INDEX
                     AND THE DOW JONES OIL--SECONDARY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       FOREST OIL                 DOW JONES
       CORPORATION  S & P 500  OIL - SECONDARY
12/95      $100.00    $100.00          $100.00
12/96      $125.33    $122.96          $126.68
12/97      $117.33    $163.98          $126.30
12/98       $60.44    $210.84           $86.65
12/99       $93.78    $255.22          $100.00
12/00      $131.11    $231.98          $159.71

         * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-
          INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING DECEMBER 31.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NYSE's listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

    Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the Company's independent accountants, to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence.

    AUDIT FEES. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our quarterly Reports on Forms 10-Q for the year ended December 31, 2000, were approximately $399,000.

    ALL OTHER FEES. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by KPMG LLP during the year ended December 31, 2000, were approximately $2,097,000, related primarily to merger integration assistance.

    CONSIDERATION OF NON-AUDIT SERVICES PROVIDED BY THE INDEPENDENT
ACCOUNTANTS. The Audit Committee has considered whether the services provided for merger integration assistance and other non-audit services are compatible with maintaining KPMG LLP's independence, and has concluded that independence of such firm has been maintained.

    Based upon the Audit Committee's discussions with management and KPMG LLP, and the Audit Committee's review of the representations of management and such firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

Dated: March 30, 2001

                                          Audit Committee
                                          James H. Lee, Chairman
                                          William L. Britton
                                          Dod A. Fraser

REPORT OF THE COMPENSATION AND EXECUTIVE COMMITTEES ON EXECUTIVE COMPENSATION

    The goal of the Compensation and Executive Committees is to design the Company's executive compensation program to enable the Company to attract, retain and motivate executive personnel deemed necessary to maximize return to shareholders. The fundamental concept of the program is to align the amount of total compensation with an executive's contribution to the success of the Company in creating shareholder value. The program has the following components:

    BASE SALARIES. The Company should offer base salaries sufficient to enable it to attract, motivate and retain capable executives. In the past, levels of base compensation have been determined using published compensation surveys for energy and similar sized companies and information obtained from compensation consultants. Such surveys or other information may or may not be used to determine levels of base compensation in the future.

    SHORT-TERM INCENTIVES. The Company should offer short-term incentive compensation annually to reward the Company's executives for achieving certain predetermined corporate and individual performance objectives. The incentives may be rewarded in the form of cash bonuses, restricted stock and stock options, or a combination of the foregoing.

    LONG-TERM INCENTIVES. Long-term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage the executive officers to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders. Long-term compensation can be provided in the form of restricted stock or stock options.

    The Compensation Committee's duties include the annual review and approval of the compensation of the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer; review and determination of individual elements of compensation for the Company's executive officers; review of the administration of long-term incentive plans for management and other employees; and determination of the terms and awards under the Stock Incentive Plan. The Executive Committee is responsible for determining the salaries and approving bonus payments for all officers except the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer.

    The Compensation and Executive Committees have studied the limitation on the deductibility of compensation for federal income tax purposes pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended. Compensation previously awarded to management does not exceed such limitation. However, the Compensation and Executive Committees may authorize compensation in the future that results in amounts above the limit if it determines that such compensation is in the best interests of the Company. In addition, the limitation may affect the future grant of stock options.

    BASE SALARIES. In 2000, the Executive Committee and the Compensation Committee adjusted base salaries of certain officers to reflect promotions, changes of responsibilities, and cost of living increases.

    SHORT-TERM INCENTIVES. In 2000, the Executive Committee and the Compensation Committee established a Business Unit Annual Incentive Plan to provide incentive compensation to certain of the Company's executives and certain other key employees. Awards under the plan are based upon the success of business units of the Company in achieving goals for profitability, investment returns, asset growth and production increases set at the beginning of the year. The plan also provides for discretionary awards. In December 2000, the Executive Committee granted bonus awards in the amount of approximately $4.9 million. A portion of these bonuses was awarded pursuant to the plan. The plan has been continued with revised goals for 2001. Also in December 2000, the Compensation Committee granted bonus awards of $450,000 to Robert S. Boswell and $300,000 to David H. Keyte based upon performance and upon a survey of executive compensation among peer companies. These awards were paid in cash.

    LONG-TERM INCENTIVES. During 2000, the Compensation Committee granted options aggregating 1,462,000 shares to employees of the Company including Robert S. Boswell and David H. Keyte. The option price in each case was equal to the market price of the Common Stock on the NYSE on the effective date of the grant.

Date: March 30, 2001.

         EXECUTIVE COMMITTEE                  COMPENSATION COMMITTEE
-------------------------------------  -------------------------------------
     Robert S. Boswell, Chairman            Michael B. Yanney, Chairman
            James H. Lee                       Cortlandt S. Dietler
           Craig D. Slater                        Craig D. Slater

PENSION PLAN

    The Company's Pension Plan is a qualified, non-contributory defined benefit plan. On May 8, 1991, the Board of Directors suspended benefit accruals under the Pension Plan effective as of May 31, 1991.

    The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the Pension Plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in such plan:

                                                      ESTIMATED MAXIMUM ANNUAL
                                                        PENSION BENEFITS(2)
                                                   ------------------------------
                                                          YEARS OF SERVICE
                                                   ------------------------------
REMUNERATION(1)                                       10         20         30
---------------                                    --------   --------   --------
$100,000.........................................  $36,846     48,060     53,400
 200,000.........................................   73,692     96,120    106,800
 300,000.........................................   79,282    103,412    114,902
 400,000.........................................   79,282    103,412    114,902

------------------------

(1) For each Named Executive Officer, the level of compensation used to determine benefits payable under the Pension Plan is such officer's base salary for 1991.

(2) Normal retirement benefits attributable to the Company's contributions are limited under certain provisions of the Code to $140,000 in 2001, as increased annually thereafter for cost of living adjustments.

    The amount of the Company's contribution, payment or accrual in respect to any specified person in the Pension Plan is not and cannot readily be separately or individually calculated by the Pension Plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (excluding bonuses) for any consecutive 60-month period which produces the highest amount, in the last 15 years prior to retirement, up to May 31, 1991 when benefit accruals ceased, plus 21% of such earnings prorated over 20 years of credited service, and 1/39 of 1% of such earnings for each year of credited service in excess of 20, subject to certain adjustments for lack of plan participation. There is no Social Security offset. Such benefits are payable for life with a 10 year certain period, or the actuarial equivalent of such benefit.

    Because benefit accruals under the Pension Plan were suspended effective
May 31, 1991, the years of credited service for the Named Executive Officers are as follows: Robert S. Boswell 2; David H. Keyte 4; Forest D. Dorn 14; James W. Knell 4 and Neal A. Stanley 0. The estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for each of such persons is: Robert S. Boswell $4,616; David H. Keyte $5,097; Forest D. Dorn $17,823 and James W. Knell $4,354. Neal A. Stanley has no benefits under this plan because his employment commenced after benefit accruals were suspended.

PRINCIPAL HOLDERS OF SECURITIES

    The Company currently has one class of voting securities outstanding. On February 28, 2001, there were 48,480,706 shares of Common Stock outstanding, with each such share being entitled to one vote.

    As of February 28, 2001 to the knowledge of the Board of Directors the only shareholders who owned beneficially more than 5% of the outstanding shares of Common Stock were:

                                                        AMOUNT AND NATURE OF     PERCENT
TITLE OF CLASS  NAME AND ADDRESS OF BENEFICIAL OWNERS  BENEFICIAL OWNERSHIP(1)   OF CLASS
--------------  -------------------------------------  -----------------------   --------
Common Stock    The Anschutz Corporation                     15,753,618(2)         32.1%
                2400 Qwest Tower
                555 17th Street
                Denver, Colorado 80202

Common Stock    Oaktree Capital Management, LLC               4,571,832(3)          9.4
                333 South Grand Avenue
                28th Floor
                Los Angeles, California 90071

Common Stock    Lehman Brothers Holdings Inc.                 4,308,328(4)          8.8
                3 World Financial Center
                New York, New York 10285

------------------------

(1) Based on Schedules 13D and 13G and amendments thereto filed with the SEC and the Company by the reporting person through February 28, 2001 and the amount of Common Stock outstanding on such date.

(2) The shares indicated as beneficially owned by The Anschutz Corporation include 2,137 shares owned directly by Philip F. Anschutz and 522,216 shares issuable upon conversion of warrants held by The Anschutz Corporation and certain of its subsidiaries.

(3) The shares indicated as beneficially owned by Oaktree Capital Management, LLC include 4,166,616 shares held by funds managed by Oaktree Capital Management, LLC and 405,216 shares issuable upon conversion of warrants held by funds managed by Oaktree Capital Management LLC.

(4) Includes 402,660 shares issuable upon conversion of warrants held by Lehman Brothers Holdings Inc.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    TRANSACTIONS WITH ANSCHUTZ. In September 1999 the Company's wholly owned subsidiary Canadian Forest Oil Ltd. ("Canadian Forest") formed a joint venture with Anschutz Exploration Company, a wholly-owned subsidiary of Anschutz Company to explore lands in the Yukon Territory and Northwest Territories of Canada. The joint venture had a term of 65 months and covered an area of mutual interest of approximately 1.6 million acres. Canadian Forest and Anschutz each owned 50% of the joint venture, which Canadian Forest operated. This joint venture was terminated in November 2000. During 2000, Anschutz Company compensated Canadian Forest approximately $200,000 for general, technical and administrative overhead.

    Forest purchased exploration concessions in Tunisia and South Africa from Anschutz as part of a 1998 transaction. Subsequently, Forest (50%) and two wholly-owned subsidiaries of The Anschutz Corporation (50%) acquired additional concessions in Tunisia and South Africa. Effective October 1, 2000, Forest and Anschutz negotiated terms of an agreement under which Anschutz repurchased 30% of the original Tunisia and South Africa blocks sold to Forest and Forest purchased 20% of the new Tunisia and South Africa concessions from Anschutz. Consideration was based on the original purchase price paid to Anschutz by Forest and on actual costs incurred by the respective parties in obtaining the new concessions. Forest's ownership is 70% in the concessions. Forest will be operator of all four concession blocks and will be reimbursed for general, technical and administrative overhead. The final agreement was executed in February 2000 and resulted in payment to Forest by Anschutz of approximately $1,700,000.

    During 2000, Forest paid approximately $326,000 to The Anschutz Corporation for corporate transportation and facilities rentals. Charges were based on actual usage.

    OTHER TRANSACTIONS. The Company engaged the law firm of Bennett Jones for legal services in 2000. William L. Britton, a Director of the Company, is a partner in such firm. During 2000, Forest paid approximately $245,000 to Bennett Jones for legal services.

    TRANACTIONS IN CONNECTION WITH FORCENERGY MERGER. In connection with the Company's merger with Forcenergy, based on the Schedules 13D and amendments thereto filed with the SEC and the Company, The Anschutz Corporation and its affiliates received 5,364,058 shares of Forest Common Stock and 522,216 warrants to purchase Forest Common Stock and certain funds managed by Oaktree Capital Management, LLC received 4,166,616 shares of Forest Common Stock and 405,216 warrants to purchase Forest Common Stock.

    COMPENSATION OF CERTAIN DIRECTORS. On February 14, 2001, the Company agreed to pay all compensation earned by Stephen A. Kaplan for his services on the Company's Board of Directors directly to Oaktree Capital Management, LLC. In return for the Company's agreement to pay such earned compensation directly to Oaktree Capital Management, LLC, Mr. Kaplan has agreed to waive his rights to such earned compensation, including any benefits that he may be entitled to receive under the Company's existing Stock Incentive Plan and the proposed 2001 Stock Incentive Plan. Mr. Kaplan is a principal of Oaktree Capital Management, LLC.

    EXECUTIVE SEVERANCE AGREEMENTS. The Company has entered into executive severance agreements (the "Executive Severance Agreements") with the following executive officers, in addition to the Named Executive Officers: Cecil N. Colwell, Joan C. Sonnen, Donald H. Stevens, Newton W. Wilson, III and Matthew A. Wurtzbacher. The Company also entered into an executive severance agreement with John F. McIntyre, III, Senior Vice President of Forest Oil International, a subsidiary of the Company. The Executive Severance Agreements provide for severance benefits for termination without cause and for termination following a "change of control" of the Company. The Executive Severance Agreements provide that if an executive's employment is terminated either (a) by the Company for reasons other than cause or other than as a consequence of death, disability, or retirement, or (b) by the executive for reasons of diminution of responsibilities, compensation, or benefits or, in the case of a change of control, a significant change in the executive's principal place of employment, the executive will receive certain payments and benefits. In June 2000, the term of the Executive Severance Agreements was extended automatically until December 2002.

    In the case of termination of an executive's employment which does not occur within two years of a change of control, these severance benefits include
(a) payment of the executive's base salary for a term of months equal to the whole number of times that the executive's base salary can be divided by $10,000, limited to 30 months (such amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment) and
(b) continued coverage of the executive and any of his or her dependents under the Company's medical and dental benefit plans throughout the payment term without any cost to the executive.

    If an executive's employment by the Company is terminated under the circumstances described above within two years after the date upon which a change of control occurs, the Company would be obligated to take the following actions after the last day of the executive's employment:

    (a) the Company will pay to the executive an amount equal to 2.5 times the executive's base salary;

    (b) the Company will permit the executive and those of his dependents who are covered under the Company's medical and dental benefit plans to be covered by such plans without any cost to the executive for a two-year period of time;

    (c) the Company will cause any and all outstanding options to purchase stock of the Company held by the executive to become immediately exercisable in full and cause the executive's accrued benefits under any non-qualified deferred compensation plans to become immediately non-forfeitable; and

    (d) if any payment or distribution to the executive, whether or not pursuant to such agreement, is subject to the federal excise tax on "excess parachute payments," the Company will be obligated to pay to the executive such additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

    The Executive Severance Agreements also provide that the Company will pay legal fees and expenses incurred by an executive to enforce rights or benefits under such agreements. Under the Executive Severance Agreements, a "change of control" of the Company would be deemed to occur if, (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company); (iii) the Company is dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by
Section 13(d)(3) of the Exchange Act (except The Anschutz Corporation) acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board of Directors.

    EMPLOYMENT AGREEMENTS. In connection with its merger with Forcenergy Inc, the Company assumed the employment agreements (the "Employment Agreements") Forcenergy had entered into with Richard G. Zepernick, Jr., Gary E. Carlson and Robert G. Gerdes, all of whom became officers of the Company after the merger. Mr. Zepernick is the Company's President and Chief Operating Officer;
Mr. Carlson is the Company's Senior Vice President--Alaska; and Mr. Gerdes is the Company's Senior Vice President--Gulf Offshore Metairie.

    The Employment Agreements contain provisions relating to each executive's employment term, duties and compensation, including base salary, benefits, bonuses, if any, and stock option grants. Each Employment Agreement provides for severance benefits in the event the Company terminates the executive's employment without cause or fails to renew the Employment Agreement at the end of the initial term thereof or any renewal term or the executive terminates employment under certain circumstances, including, in the case of Mr. Zepernick, the occurence of a change in control. Under each Employment Agreement, a change in control occured on December 7, 2000 when Forest acquired Forcenergy and would be deemed to occur again if (1) any person or group, who is not, on the date of the Employment Agreement, an affiliate of the Company becomes the beneficial owner of securities of the Company representing more than 50% (40% in the case of Mr. Zepernick) of the votes that may be cast for the election of directors of the Company; or (2) as a result of, or in connection with, any tender offer or merger, consolidation or other business combination, the persons who were directors of the Company immediately prior to the consummation of any such transaction cease to constitute a majority of the directors of the Company, or any successor thereto.

    Upon the occurrence of a change in control, Mr. Zepernick's Employment Agreement requires the Company to pay him a cash bonus within 15 days of the date the change in control occurs. In December 2000, pursuant to this provision, the Company paid $511,785 to Mr. Zepernick in connection with the Company's merger with Forcenergy.

    If the Company terminates the employment of Mr. Carlson or Mr. Gerdes without cause (or the executive terminates his employment under certain circumstances) within one year after a change in control, each Employment Agreement obligates the Company to pay to the executive, in addition to all other sums payable under the Employment Agreement, an aggregate amount equal to
2.0 times the executive's one-year base salary. In addition, all or part of the options issued to the executive prior to termination (depending on the circumstances) will immediately vest and become exercisable as of the effective date of termination and remain exercisable for a period ending one year after the effective date of termination.

    If the Company terminates the employment of Mr. Zepernick without cause at any time after a change in control or in the event he terminates employment for any reason at any time within two years after a change in control, his Employment Agreement obligates the Company to (1) pay to him, in addition to all other sums payable under the Employment Agreement, an aggregate amount equal to
2.5 times his average annual compensation for the preceding two years of employment in a lump sum on the effective date of termination of employment; and
(2) continue coverage of him and his dependents, for a period of 30 months following the date of termination, under accident and group health insurance benefits substantially similar to those which he and his dependents were receiving immediately prior to the termination, without any cost to him. In addition, all options issued to Mr. Zepernick before the change in control vest on the change in control date and all options issued to him after the change in control will immediately vest and become exercisable as of the effective date of termination. If any payment or distribution by the Company to or for the benefit of Mr. Zepernick, whether or not pursuant to the Employment Agreement, is subject to the federal excise tax on "excess parachute payments," the Company will be obligated to pay to him such additional amounts, not to exceed $500,000 in the aggregate, as may be necessary so that he realizes after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 2000 to March 23, 2001, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that each of Gary Carlson, Cecil N. Colwell, Dod A. Fraser, Robert G. Gerdes,
Forrest E. Hoglund, Stephen A. Kaplan, Newton W. Wilson, III, Matthew A. Wurtzbacher and Richard G. Zepernick, Jr. were late in filing their Initial Statements of Beneficial Ownership on Form 3, Forest D. Dorn was late in filing a Form 5 report relating to one transaction and Robert S. Boswell was late in reporting shares disposed of to pay taxes on a restricted stock award due to an inadvertent omission of such transaction on a Form 5 otherwise timely filed by the Company on his behalf.

  PROPOSAL NO. 2--APPROVAL OF FOREST OIL CORPORATION 2001 STOCK INCENTIVE PLAN

    At the Annual Meeting, the shareholders will be asked to approve the adoption of the 2001 Stock Incentive Plan (the "2001 Plan"), a copy of which is attached hereto as Appendix B. Approval of the 2001 Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.

    The 2001 Plan is a broad-based incentive plan that provides for granting incentive stock options, stock options that do not constitute incentive stock options, restricted stock awards, performance awards, phantom stock awards, and non-employee director stock awards in the form of non-statutory stock options. In contrast, the Company's Stock Incentive Plan, as Amended and Restated Effective as of March 22, 1996

(the "1996 Plan"), provides for granting only non-statutory stock options, restricted stock awards, and non-employee director stock awards in the form of nontransferable shares of stock.

    The aggregate maximum number of shares of Common Stock that may be issued under the 2001 Plan will be 1,800,000 shares. The Board of Directors unanimously adopted the 2001 Plan on February 14, 2001, subject to shareholder approval at the Annual Meeting. On that date, the Board of Directors also approved an amendment to the 1996 Plan that would, effective as of the date of the Annual Meeting, (a) reduce the number of shares of Common Stock that may be issued under the 1996 Plan by 1,800,000 shares and (b) eliminate any further non-employee director stock awards under the 1996 Plan. If the 2001 Plan is not approved by the shareholders of the Company at the Annual Meeting, then no awards will be granted under the 2001 Plan and the amendments to the 1996 Plan will be void and of no effect.

    The 2001 Plan is designed to enable the Company and its affiliates to provide a means to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its affiliates. A further purpose of the 2001 Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the 2001 Plan provides for the following:

    - discretionary grants to employees of the Company and its subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options");

    - discretionary grants to employees, consultants, and directors of the Company and its affiliates of (a) stock options that do not constitute Incentive Stock Options ("Non-statutory Stock Options"), (b) shares of Common Stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances ("Restricted Stock"), (c) shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures ("Performance Awards"), and (d) shares of Common Stock, cash payments or a combination thereof which vest over a period of time ("Phantom Stock Awards"); and

    - automatic, non-discretionary grants to non-employee directors of the Company of Non-statutory Stock Options ("Director Stock Awards").

    Below is a summary of the terms of the 2001 Plan that is qualified in its entirety by reference to the full text of the 2001 Plan which is attached to this Proxy Statement as Appendix B.

NUMBER OF SHARES SUBJECT TO THE 2001 PLAN AND AWARD LIMITS

    The aggregate maximum number of shares of Common Stock that may be issued under the 2001 Plan will be 1,800,000 shares. The maximum number of shares of Common Stock that may be subject to Options, Restricted Stock awards and Performance Awards denominated in shares of Common Stock granted to any one individual during the term of the Plan may not exceed 450,000 shares of Common Stock. No more than 450,000 shares of Common Stock may be utilized for Phantom Stock Awards or Restricted Stock awards during the term of the 2001 Plan, and no more than 112,500 shares of Common Stock may be subject to Restricted Stock awards granted to any one individual during the term of the 2001 Plan. Each of the limitations described in the preceding sentences may be adjusted upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure. The maximum amount of compensation that may be paid under all Performance Awards under the 2001 Plan denominated in cash

(including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $2,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.

ADMINISTRATION

    The 2001 Plan will be administered by a committee (the "Committee") of, and appointed by, the Board that will be comprised solely of two or more non-employee directors who also qualify as "outside directors" (within the meaning assigned to such term under Section 162(m) of the Code). The Board has appointed the Compensation Committee to initially administer the 2001 Plan.

    The Committee will have full authority, subject to the terms of the 2001 Plan, to establish rules and regulations for the proper administration of the 2001 Plan, to select the employees, consultants, and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual's duties and present and potential contributions to the Company's success. However, the Committee does not have the authority or discretion to grant Director Stock Awards as such awards are granted automatically under the terms of the 2001 Plan.

    The Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration of the 2001 Plan, including the right to grant awards, insofar as such administration and power to grant awards relates to any person who is not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such delegation may be effective only so long as the Chief Executive Officer is a director of the Company, and the Committee may revoke the delegation at any time. The Committee, in its sole discretion, may place any conditions and restrictions on the powers delegated to the Chief Executive Officer. In the event of a conflict in a determination or interpretation under the 2001 Plan as between the Committee and the Chief Executive Officer, the determination or interpretation of the Committee shall be conclusive.

ELIGIBILITY

    All employees, consultants, and directors of the Company and its affiliates are eligible to participate in the 2001 Plan. The selection of those employees, consultants, and directors, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Restricted Stock awards, Performance Awards, Phantom Awards, or any combination thereof is within the discretion of the Committee. However, Director Stock Awards will be awarded only to non-employee directors of the Company, and Incentive Stock Options may be granted only to employees of the Company and its subsidiary corporations. As of February 28, 2001, approximately 425 individuals were potentially eligible to participate in the 2001 Plan.

TERM OF 2001 PLAN

    The 2001 Plan will be effective as of February 14, 2001, the date of its adoption by the Board, provided the 2001 Plan is timely approved by the shareholders of the Company. No further awards may be granted under the 2001 Plan after February 13, 2011, and the 2001 Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2001 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

STOCK OPTIONS

    TERM OF OPTION. The term of each option will be as specified by the Committee at the date of grant (but not more than ten years in the case of Incentive Stock Options). The effect of the termination of an optionee's employment, consulting relationship, or membership on the Board will be specified in the option contract that evidences each option grant.

    OPTION PRICE. The option price will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option is granted; provided, however, that the option price for Director Stock Awards to non-employee directors will be the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of the shareholders of the Company, amend any outstanding option contract that evidences an option grant to lower the option price (or cancel and replace any outstanding option contract with an option contract having a lower option price).

    SPECIAL RULES FOR CERTAIN SHAREHOLDERS. If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

    SIZE OF GRANT. Subject to the limitations described above under the section "Number of Shares Subject to the 2001 Plan and Award Limits," the number of shares for which an option is granted to an employee, consultant or director will be determined by the Committee. Non-employee directors of the Company will receive automatic Director Stock Awards under the 2001 Plan (without the exercise of the discretion of the Committee or any other person or persons), and the size of such grants are determined as follows: (i) each non-employee director who is elected to the Board for the first time on or after the date of the Annual Meeting will receive, on the date of his or her election, an option exercisable for 5,000 shares of Common Stock (subject to adjustment for certain changes in the Common Stock) and (ii) as of the date of each annual meeting of the shareholders of the Company in each year that the 2001 Plan is in effect (including the Annual Meeting), each non-employee director who is then in office and who is not entitled to receive (and who has not, during the period beginning on the January 1 next preceding the date of such annual meeting and ending on the date of such annual meeting, received) a grant as described in clause (i) will receive an option exercisable for 5,000 shares of Common Stock (subject to adjustment for certain changes in the Common Stock).

    STATUS OF OPTIONS. The status of each option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options. All options granted to consultants and non-employee directors will be Non-statutory Stock Options.

    PAYMENT. The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and Common Stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the 2001 Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, Common Stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. The 2001 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

    OPTION AGREEMENT. All options will be evidenced by a written contract containing provisions consistent with the 2001 Plan and such other provisions as the Committee deems appropriate.

    TRANSFERABILITY. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee's lifetime only by the employee or his or her guardian or legal representative. A Non-statutory Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

    SPECIAL RULES FOR DIRECTOR STOCK AWARDS TO NON-EMPLOYEE DIRECTORS. All Director Stock Awards granted to non-employee directors of the Company will be Non-statutory Stock Options that (i) have a terms of ten years from the date of grant, (ii) vest and are exercisable in full from and after the date of grant, and (iii) subject to clause (i) above, are exercisable only while the non-employee director remains a member of the Board and for one year after the date upon which the non-employee director ceases to be a member of the Board for any reason whatsoever.

RESTRICTED STOCK

    TRANSFER RESTRICTIONS AND FORFEITURE OBLIGATIONS. Pursuant to a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment to the Company (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee,
(9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on shareholders' equity achieved by the Company, or (12) the total shareholders' return achieved by the Company, (ii) the holder's continued employment or continued service as a consultant or director with the Company and its affiliates for a specified period, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion or (iv) a combination of any of these factors. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of the Company or any affiliate, division or department thereof. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a shareholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a consultant or a director of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

    ACCELERATED VESTING. The Committee may, in its discretion, fully vest any outstanding Restricted Stock award as of a date determined by the Committee, but the Committee may not take any action to vest a Restricted Stock award that has been granted to a covered employee (within the meaning of Section 162(m) of the Code) if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

    OTHER TERMS AND CONDITIONS. The Committee may establish other terms and conditions for the issuance of Restricted Stock under the 2001 Plan.

PERFORMANCE AWARDS

    PERFORMANCE PERIOD. The Committee may, in its sole discretion, grant Performance Awards under the 2001 Plan that may be paid in cash, Common Stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum number of shares of Common Stock subject to, or the maximum value of, each Performance Award and the performance period over which the performance applicable to the award will be measured. A Performance Award will terminate if the recipient's employment or service as a consultant or director of the Company and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

    PERFORMANCE MEASURES. The receipt of cash or Common Stock pursuant to a Performance Award will be contingent upon satisfaction by the Company, or any affiliate, division or department thereof, of performance targets established by the Committee either (i) prior to the beginning of the performance period, or
(ii) within ninety days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time the targets are established, but not later than the date that 25% of the performance period has elapsed. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon (1) the price of a share of Common Stock,
(2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee,
(5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee,
(8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on shareholders' equity achieved by the Company,
(12) the total shareholders' return achieved by the Company, or (13) a combination of any of the foregoing. The Committee may, in its sole discretion, provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period.

    PAYMENT. Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the Performance Award, not to exceed the maximum number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, then such payment will be based on the fair market value of the Common Stock on the payment date.

    OTHER TERMS AND CONDITIONS. The Committee may establish other terms and conditions for Performance Awards under the 2001 Plan.

PHANTOM STOCK AWARDS

    FORFEITURE. Phantom Stock Awards under the 2001 Plan are awards of Common Stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a Phantom Stock Award. A Phantom Stock Award will terminate if the recipient's employment or service as a consultant or director of the Company and its affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.

    PAYMENT. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the fair market value of the Common Stock on the payment date.

    OTHER TERMS AND CONDITIONS. The Committee may establish other terms and conditions for Phantom Stock Awards under the 2001 Plan.

CORPORATE CHANGE AND OTHER ADJUSTMENTS

    The 2001 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and cause the Company to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of Common Stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Restricted Stock awards as appropriate to reflect such Corporate Change or fully vest such outstanding Restricted Stock awards and, upon such vesting, all restrictions applicable to such Restricted Stock will terminate. Further, upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Performance Awards or Phantom Stock Awards as appropriate to reflect such Corporate Change, or cancel any of such outstanding awards and cause the Company to make payments in respect thereof in cash, which payments shall be prorated in the event that the applicable performance or vesting period with respect to such awards has not been completed. The 2001 Plan provides that a Corporate Change occurs (i) if the Company is dissolved and liquidated, (ii) if the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (iii) if the Company sells, leases or exchanges all or substantially all of its assets, (iv) if any person, entity or group acquires or gains ownership or control of more than 40% of the outstanding shares of the Company's voting stock, or (v) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

    The maximum number of shares that may be issued under the 2001 Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2001 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

AMENDMENTS

    The Board may from time to time amend the 2001 Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant's consent. Further, without the prior approval of the shareholders of the Company, the Board may not amend the 2001 Plan to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the 2001 Plan, or amend or delete the provisions of the 2001 Plan that prevent the Committee from amending any outstanding option contract to lower the option price (or cancel and replace any outstanding option contract with an option contract having a lower option price).

FEDERAL INCOME TAX ASPECTS OF THE 2001 PLAN

    INCENTIVE STOCK OPTIONS. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee's alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

    Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

    NON-STATUTORY STOCK OPTIONS (INCLUDING DIRECTOR STOCK AWARDS) AND STOCK APPRECIATION RIGHTS. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option such as those under the 2001 Plan (whether or not including a stock appreciation right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

    Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or stock appreciation right.

    RESTRICTED STOCK. The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

    PERFORMANCE AWARDS AND PHANTOM STOCK AWARDS. An individual who has been granted a Performance Award or a Phantom Stock Award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award or Phantom Stock Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award or the Phantom Stock Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award or a Phantom Stock Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of
Section 162(m) of the Code as discussed below, deductible as such by the Company.

    SECTION 162(M) OF THE CODE. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under
Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company's ability to deduct compensation income generated in connection with the exercise of stock options granted by the Committee under the 2001 Plan should not be limited by Section 162(m) of the Code. Further, the Company believes that compensation income generated in connection with Performance Awards granted by the Committee under the 2001 Plan should not be limited by Section 162(m) of the Code. The 2001 Plan has been designed to provide flexibility with respect to whether Restricted Stock awards granted by the Committee will qualify as performance-based compensation under
Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2001 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with the Company). Director Stock Awards under the 2001 Plan are not impacted by Section 162(m) of the Code because the deduction limitation is not applicable to the recipients of such awards. Compensation income generated in connection with Phantom Stock Awards under the 2001 Plan will be subject to the Section 162(m) deduction limitation. Further, the income generated in connection with all awards granted under the Plan by the Chief Executive Officer of the Company will not qualify as performance-based compensation and, accordingly, the Company's deduction for such compensation may be limited by Section 162(m) of the Code.

    The 2001 Plan is not qualified under Section 401(a) of the Code.

    The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 2001 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2001 Plan or award recipients.

INAPPLICABILITY OF ERISA

    Based upon current law and published interpretations, the Company does not believe that the 2001 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2001
                             STOCK INCENTIVE PLAN.

              PROPOSAL NO. 3--APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to ratification by the shareholders of the Company, the Board has designated the firm of KPMG LLP, Suite 2300, 707 Seventeenth Street, Denver, Colorado 80202 as independent auditors to examine and audit the Company's financial statements for the year 2001. This firm has audited the Company's financial statements for approximately 51 years and is considered to be well qualified. The designation of such firm as auditors is being submitted for ratification or rejection at the Annual Meeting. Action by shareholders is not required under the law for the appointment of independent auditors, but the ratification of their appointment is submitted by the Board in order to give the shareholders of the Company the final choice in the designation of auditors. The Board will be governed by the decision of a majority of the votes cast. A majority of the vote represented at the Annual Meeting by shares of Common Stock entitled to vote is required to ratify the appointment of KPMG LLP.

    A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions. A representative of the firm was present at the last Annual Meeting for the same purpose.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       ADJOURNMENT OF THE ANNUAL MEETING

    Approval of Proposals No. 1, 2 and 3 regarding the election of directors, approval of the Company's 2001 Stock Incentive Plan and the appointment of independent auditors, respectively, require the affirmative vote of at least a majority of the votes represented at the Annual Meeting by shares of Common Stock entitled to vote. In the event there is an insufficient number of shares of Common Stock present in person or by proxy at the Annual Meeting to approve such proposals, the Board of Directors requests approval to adjourn the Annual Meeting to a later date. The place and date to which the Annual Meeting would be adjourned would be announced at the Annual Meeting, but would in no event be more than 30 days after the date of the Annual Meeting.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 2001 Annual Meeting of Shareholders must be received by Newton W. Wilson III, Secretary, at 1600 Broadway, Suite 2200, Denver, CO 80202, no later than December 1, 2001.

                           GENERAL AND OTHER MATTERS

    The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote it for the election of such other person for such directorship as the Board of Directors may recommend unless, prior to the Annual Meeting, the Board of Directors has eliminated that directorship by reducing the size of the Board of Directors. The Board of Directors is not aware that any nominee named herein will be unwilling or unable to serve as a director.

    The Company carries Directors and Officers Liability coverages designed to indemnify the directors and officers of the Company and its subsidiaries against certain liabilities incurred by them in the performance of their duties and also providing for reimbursement in certain cases to the Company and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. This type of coverage was originally purchased by the Company on May 24, 1978. The policy period has been extended to July 25, 2002. Primary insurance of $10,000,000 has been secured with The Chubb Insurance and the excess insurance coverage of $15,000,000 has been secured with The Hartford Insurance for a total coverage of $25,000,000. The current annualized premium is $230,953. No claims have been filed and no payments have been made to the Company or its subsidiaries or to any of their directors or officers under this coverage.

    The Restated Certificate of Incorporation of the Company limits the personal liability of the Company's directors to the fullest extent permitted by the New York Business Corporation Law ("BCL"), as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (b) the director personally gained a financial profit or other advantages to which he was not legally entitled; or (c) the director's acts violated Section 719 of the BCL which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the BCL will be jointly and severally liable for any injury resulting from such action.

    The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers, and regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

    AVAILABLE INFORMATION. UPON REQUEST OF ANY SHAREHOLDER, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS, THE SCHEDULES AND ANY AMENDMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN WILL BE SENT TO THE SHAREHOLDER WITHOUT CHARGE BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. ALL REQUESTS SHOULD BE ADDRESSED TO THE CORPORATE SECRETARY OF FOREST OIL CORPORATION AT 1600 BROADWAY, SUITE 2200, DENVER, COLORADO 80202 OR BY TELEPHONE TO (303) 812-1400.

    You are urged to complete your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

                                          By order of the Board of Directors

                                          /s/ Newton W. Wilson, III

                                          NEWTON W. WILSON, III
                                          CORPORATE SECRETARY

March 30, 2001

                                                                      APPENDIX A

                 FOREST OIL CORPORATION AUDIT COMMITTEE CHARTER

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and (2) the independence and performance of the Company's independent auditors and internal auditors.

    The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board of Directors of the Company.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee in connection with the performance of its duties. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Audit Committee shall meet periodically and shall make regular reports to the Board.

    The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting principles and auditing practices as well as the adequacy of financial reporting processes and internal controls that could significantly affect the Company's financial statements.

      3. Review with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

      4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings. The Chair of the Audit Committee may represent the entire Committee for purposes of this review.

      5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6. Review major changes to the Company's accounting principles and practices as suggested by the independent auditor, internal auditors or management.

      7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      8. Approve the fees to be paid to the independent auditor.

      9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     10. Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     11. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     12. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     14. Review with the independent auditor any problems or difficulties the auditor may have encountered, any management letter comments provided by the auditor and the Company's response to such comments. The review should include:

        (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        (b) Any changes required in the planned scope of the audit.

        (c) Independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     15. Review the appointment and replacement of the internal auditor.

     16. Review the significant reports to management prepared by the internal auditor and management's responses.

     17. On at least an annual basis, review with the Company's counsel (1) any legal matters that could have a significant impact on the organization's financial statements, (2) the Company's compliance with applicable laws and regulations, and (3) inquiries received from regulators or governmental agencies.

     18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     19. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     20. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; these are the responsibilities of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.

                                                                      APPENDIX B

                             FOREST OIL CORPORATION
                           2001 STOCK INCENTIVE PLAN
                                   I. PURPOSE

    The purpose of the FOREST OIL CORPORATION 2001 STOCK INCENTIVE PLAN (the "Plan") is to provide a means through which FOREST OIL CORPORATION, a New York corporation (the "Company"), and its Affiliates may attract able persons to serve as Officers, Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Director Stock Awards to Non-Employee Directors and for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Officer, employee, Consultant, or Director as provided herein.

                                II. DEFINITIONS

    The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

        (a) "AFFILIATE" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        (b) "AWARD" means, individually or collectively, any Director Stock Award, Option, Restricted Stock Award, Performance Award or Phantom Stock Award.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        (e) "COMMITTEE" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

        (f) "COMMON STOCK" means the common stock, par value $.10 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph XI.

        (g) "COMPANY" means Forest Oil Corporation, a New York corporation.

        (h) "CONSULTANT" means any person who is not an employee and who is providing advisory or consulting services to the Company or any Affiliate.

        (i) "CORPORATE CHANGE" shall have the meaning assigned to such term in Paragraph XI(c) of the Plan.

        (j) "DIRECTOR" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

        (k) "DIRECTOR STOCK AWARD" means an Option granted under
    Paragraph VII(f) of the Plan to a Non-Employee Director.

        (l) An "EMPLOYEE" means any person (including an Officer or a Director) in an employment relationship with the Company or any Affiliate.

        (m) "FAIR MARKET VALUE" means, as of any specified date, the mean of the high and low sales prices of the Common Stock reported by (i) the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

        (n) "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of section 422 of the Code.

        (o) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

        (p) "NON-EMPLOYEE DIRECTOR" means any member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3.

        (q) "OFFICER" means an individual who holds one of the offices of the Company as provided under the Bylaws of the Company.

        (r) "OPTION" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

        (s) "OPTION AGREEMENT" means a written agreement between the Company and a Participant with respect to an Option.

        (t) "PARTICIPANT" means an employee, Consultant, or Director who has been granted an Award.

        (u) "PERFORMANCE AWARD" means an Award granted under Paragraph IX of the Plan.

        (v) "PERFORMANCE AWARD AGREEMENT" means a written agreement between the Company and a Participant with respect to a Performance Award.

        (w) "PHANTOM STOCK AWARD" means an Award granted under Paragraph X of the Plan.

        (x) "PHANTOM STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

        (y) "PLAN" means the Forest Oil Corporation 2001 Stock Incentive Plan, as amended from time to time.

        (z) "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

        (aa) "RESTRICTED STOCK AWARD" means an Award granted under Paragraph VIII of the Plan.

        (bb) "RULE 16B-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

        (cc) "STOCK APPRECIATION RIGHT" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

    The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no Option shall be exercisable and no Performance Award, Phantom Stock Award, Restricted Stock Award, or Director Stock Award shall vest or become satisfiable prior to such shareholder approval. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards, and Director Stock Awards have been satisfied or expired.

                               IV. ADMINISTRATION

    (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more Non-Employee Directors who also qualify as "outside directors" (within the meaning assigned to such term under section 162(m) of the Code and applicable interpretive authority thereunder).

    (b) POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant. Notwithstanding the preceding provisions of this Subparagraph, Director Stock Awards shall be granted as provided in Paragraph VII(f).

    (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

    (d) DELEGATION OF AUTHORITY BY THE COMMITTEE. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to Section 16 of the 1934 Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

          V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

    (a) SHARES SUBJECT TO THE PLAN AND AWARD LIMITS. Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,800,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award denominated in shares of Common Stock is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary,
(1) the maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards and Performance Awards denominated in shares of Common Stock granted to any one individual during the term of the Plan may not exceed 450,000 shares of Common Stock, (2) no more than 450,000 shares of Common Stock may be utilized for Phantom Stock Awards or Restricted Stock Awards during the term of the Plan, (3) no more than 112,500 shares of Common Stock may be subject to Restricted Stock Awards granted to any one individual during the term of the Plan, and (4) the maximum amount of compensation that may be paid under all Performance Awards under the Plan denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $2,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The number of shares specified in each of clauses (1), (2) and (3) of the preceding sentence shall be subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, and all of the limitations set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

    (b) GRANT OF AWARDS. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan. Director Stock Awards shall be awarded as provided in Paragraph VII(f).

    (c) STOCK OFFERED. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

                                VI. ELIGIBILITY

    Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, or any combination thereof. Notwithstanding the preceding provisions of this Paragraph, a Director Stock Award may only be granted to a Non-Employee Director.

                               VII. STOCK OPTIONS

    (a) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant.

    (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

    (c) SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

    (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or
(iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable); provided, however, that, except as provided in Paragraph XI, the Committee may not, without approval of the shareholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

    (e) OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

    (f) DIRECTOR STOCK AWARDS. The preceding provisions of this Paragraph VII to the contrary notwithstanding, each Non-Employee Director who is elected to the Board for the first time on or after the date upon which the Plan is approved by the shareholders of the Company as provided in Paragraph III shall receive, as of the date of his or her election and without the exercise of the discretion of the Committee or any person or persons, an Option exercisable for 5,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding). As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect as provided in Paragraph III, each Non-Employee Director then in office who is not then entitled to receive (and who has not, during the period beginning on the January 1 next preceding the date of such annual meeting and ending on the date of such annual meeting, received) an Option pursuant to the preceding sentence of this Subparagraph VII(f) shall receive, without the exercise of the discretion of the Committee or any person or persons, an Option exercisable for 5,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding). If, as of any date that the Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Non-Employee Director of an Option for the number of shares provided herein, each Non-Employee Director shall receive an Option for his or her pro-rata share of the total number of shares of Common Stock then available under the Plan. Each Option granted to a Non-Employee Director shall be evidenced by an Option Agreement and (i) have a term of ten years from the date of grant, (ii) vest and be exercisable in full from and after the date of grant,
(iii) not constitute an Incentive Stock Option, and (iv) subject to clause (i) above, be exercisable only while the Non-Employee Director remains a member of the Board and for one year after the date upon which the Non-Employee Director ceases to be a member of the Board for any reason whatsoever. The price at which a share of Common Stock may be purchased upon exercise of an Option granted under this Subparagraph VII(f) shall be the Fair Market Value of a share of Common Stock on the date such Option is granted (subject to adjustment as provided in Paragraph XI).

    (g) SHAREHOLDER RIGHTS AND PRIVILEGES. The Participant shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.

    (h) OPTIONS AND RIGHTS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER EMPLOYERS. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or

Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

                         VIII. RESTRICTED STOCK AWARDS

    (a) FORFEITURE RESTRICTIONS TO BE ESTABLISHED BY THE COMMITTEE. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on
(1) the price of a share of Common Stock, (2) the Company's earnings per share,
(3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee,
(9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on shareholders' equity achieved by the Company, or (12) the total shareholders' return achieved by the Company, (ii) the Participant's continued employment with the Company or continued service as a Consultant or Director for a specified period of time,
(iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

    (b) OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that
(i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

    (c) PAYMENT FOR RESTRICTED STOCK. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

    (d) COMMITTEE'S DISCRETION TO ACCELERATE VESTING OF RESTRICTED STOCK AWARDS. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such

Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a "covered employee" (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

    (e) RESTRICTED STOCK AGREEMENTS. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

                             IX. PERFORMANCE AWARDS

    (a) PERFORMANCE PERIOD. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

    (b) PERFORMANCE MEASURES. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either
(i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee,
(9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on shareholders' equity achieved by the Company, (12) the total shareholders' return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

    (c) AWARDS CRITERIA. In determining the value of Performance Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

    (d) PAYMENT. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee.

Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date.

    (e) TERMINATION OF AWARD. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

    (f) PERFORMANCE AWARD AGREEMENTS. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

                            X. PHANTOM STOCK AWARDS

    (a) PHANTOM STOCK AWARDS. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

    (b) AWARD PERIOD. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

    (c) AWARDS CRITERIA. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

    (d) PAYMENT. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

    (e) TERMINATION OF AWARD. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

    (f) PHANTOM STOCK AWARD AGREEMENTS. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

                     XI. RECAPITALIZATION OR REORGANIZATION

    (a) NO EFFECT ON RIGHT OR POWER. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

    (b) SUBDIVISION OR CONSOLIDATION OF SHARES; STOCK DIVIDENDS. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

    (c) RECAPITALIZATIONS AND CORPORATE CHANGES. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity),
(ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) 10 days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options held by any individual
Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such

Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

    (d) CHANGE OF CONTROL VALUE. For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:
(i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

    (e) OTHER CHANGES IN THE COMMON STOCK. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

    (f) SHAREHOLDER ACTION. Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action.

    (g) NO ADJUSTMENTS UNLESS OTHERWISE PROVIDED. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                   XII. AMENDMENT AND TERMINATION OF THE PLAN

    The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the shareholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan or (b) amend or delete the final sentence of Paragraph VII(d).

                               XIV. MISCELLANEOUS

    (a) NO RIGHT TO AN AWARD. Except as provided in Paragraph VII(f) above, neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

    (b)  NO EMPLOYMENT RIGHTS CONFERRED.  Nothing contained in the Plan shall
(i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

    (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

    (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

    (e) RESTRICTIONS ON TRANSFER. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

    (f) GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

FOREST OIL CORPORATION

                PROXY SOLICITED BY BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Forest Oil Corporation, a New York corporation (the "Company"), hereby appoints Newton W. Wilson III and Joan C. Sonnen, or either of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock, par value $.10 per share, of the Company which are entitled to one vote per share and which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1600 Broadway, Suite 590, Denver, Colorado, on Wednesday, May 9, 2001, at 10:00 a.m., M.D.T., and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

     1.   To elect three (3) Class I Directors;

     2.   To approve the Company's 2001 Stock Incentive Plan;

     3. To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

     4. To vote upon such other matters as may be properly brought before the meeting or any adjournment thereof hereby revoking all previous proxies and ratifying all that any of said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     If no directions are given, the individuals designated above will vote for the above proposals and, at their discretion, on any other matter that may come before the meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company.

         (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)

                              FOLD AND DETACH HERE

                        VIEW FUTURE PROXY STATEMENTS AND
                         ANNUAL REPORTS ON THE INTERNET

You may elect to view all future proxy statements and annual reports on the Internet instead of receiving them by U.S. mail each year. If you choose online access to the proxy statement and annual report you will continue to receive a proxy card in the mail to use to vote your shares. Future proxy cards will contain the website access address and other information needed to view the proxy material and to submit your vote online.

To make this election, simply mark the box where indicated on your proxy card if you are voting by mail. Alternatively, if you vote by telephone or on the Internet, you may make the election when prompted during the voting process. See other side for instructions.

If you elect to view the proxy material online and then change your mind, you may revoke the election by contacting our transfer agent:

                    Mellon Investor Services LLC
                    85 Challenger Road
                    Ridgefield Park, NJ 07660
                    1-800-635-9270
                    www.mellon-investor.com

                              THANK YOU FOR VOTING

               See other side for information on voting options.

FOREST OIL CORPORATION

     COMMON STOCK PROXY ONE (1) VOTE PER SHARE PLEASE MARK VOTES /X/ or /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

No. 1. Election of three (3) Class I Directors.        FOR            WITHHELD

Nominees are Class I 01 Philip F. Anschutz,            / /              / /
                     02 Dod A. Fraser, and
                     03 Michael B. Yanney


(To withhold authority to vote for all nominees check the block marked "Withheld". To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

--------------------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                             FOR        AGAINST         ABSTAIN
No. 2. To approve the Company's
       2001 Stock Incentive Plan.            / /          / /             / /


No. 3. Ratification of the Appointment
       of Independent Auditors.              / /          / /             / /



Please disregard if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.


Signature ______________________________________

Signature ______________________________________ Date_____________________

(SIGNATURE(S) SHOULD AGREE WITH NAMES ON STOCK CERTIFICATES AS SHOWN HEREIN. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CUSTODIANS SHOULD GIVE FULL TITLE AS SUCH.)



                              FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    Internet
                         http://www.proxyvoting.com/FST

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                            Telephone 1-800-840-1208

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET AT: www.forestoil.com

http://www.forestoil.com